Adeona Appoints Jeff Lucero Riley as Independent Chairman

For Immediate Release

Ann Arbor, MI, November 2, 2011 – Adeona Pharmaceuticals, Inc. (NYSE Amex: AEN - News), is pleased to announce the appointment of Jeff Riley, to serve as its independent, non-executive Chairman of the Board. Mr. Riley has served on the Company’s Board of Directors since March of 2010, and will continue to serve on the Audit and Nominations Committees. James S. Kuo, M.D., M.B.A., will continue to serve as Adeona’s Chief Executive Officer, President and as a member of the Board.

Mr. Riley has more than 20 years of experience in the biotechnology and pharmaceutical industries during which he negotiated numerous worldwide strategic corporate alliances, established joint ventures, and assisted in obtaining venture financings to support product development. Currently, Mr. Riley is Managing Director of 526 Ventures, a life science-focused consulting firm with a commercial and transactional focus. He sits on the advisory boards of an Australia-based venture fund (Queensland Biocapital Fund) and Ruga Corporation. Mr. Riley has held senior corporate and commercial development positions with several biotech companies and his pharmaceutical experience includes commercial management and mergers and acquisition roles for Pfizer, SmithKline Beecham and Citibank-Brazil at both the corporate level as well as in Latin America, southern Africa and Turkey. Additionally, he served as CFO and VP Corporate Development for Nichols Institute Diagnostics. Mr. Riley holds a Bachelor of Science in International Relations/Biology and participated in a dual-degree graduate program, MBA/MIM, sponsored by Arizona State University and the Thunderbird School of Global Management.

“We congratulate Jeff on his appointment as independent Chairman of the Adeona Board. This important step further strengthens Adeona’s corporate governance practices,” stated Dr. Kuo. “Jeff’s prior experience as a board member and senior management team member in the biotechnology and pharmaceutical sectors will be instrumental in guiding our business development, financial and strategic development initiatives.”

Upon his appointment Mr. Riley stated, “I look forward to working closely with Jim as the Company moves through the next phase of clinical development and toward product commercialization. Transitioning the Chairman role to an independent board member should allow Jim and his management team to focus on the operations of the Company, thereby increasing value for our shareholders.”

About Adeona Pharmaceuticals, Inc.

Adeona is a pharmaceutical company focused on developing innovative medicines for the treatment of serious central nervous system diseases. The Company's strategy is to license product candidates that have demonstrated a certain level of clinical efficacy and develop them to a stage that results in a significant commercial collaboration. Adeona is developing, or has partnered the development of, drug product candidates to treat multiple sclerosis, fibromyalgia, amyotrophic lateral sclerosis (ALS) and Alzheimer's disease. The Company is currently preparing to make the following products commercially available: reaZin™, a prescription medical food for the dietary management of zinc deficiency associated with Alzheimer's disease, and wellZin™, a homeopathic over-the-counter medicine for reducing the duration and symptoms of the common cold. Adeona also operates Adeona Clinical Laboratory, a wholly owned clinical reference laboratory that provides a broad array of chemistry and microbiology diagnostic tests. For more information, please visit Adeona's website at www.adeonapharma.com.

This release includes forward-looking statements on Adeona's current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding the effects of appointing an independent, non-executive Chairman. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in Adeona's forward-looking statements include, among others, a failure to maintain and attract independent board members, a failure by us to achieve desired results from our clinical development programs, a failure by us to successfully commercialize our product candidates, a failure to increase shareholder value and other factors described in Adeona's report on Form 10-K for the year ended December 31, 2010 and any other filings with the SEC. The information in this release is provided only as of the date of this release, and Adeona undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

James S. Kuo, M.D., M.B.A.
Chief Executive Officer
(734) 332-7800

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